UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 200549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 10, 2004

New Horizons Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-17840	22-2941704

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 S. State College Blvd., Suite 200, Anaheim, CA	92806

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(714) 940-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 —Financial Information

Item 2.02 Results of Operations and Financial Condition.

        Although New Horizons Worldwide, Inc. (the “Registrant”) has not yet completed its interim financial statements for the quarter ended September 30, 2004, it currently expects to record significant charges for the impairment of goodwill and fixed assets, and an increase in the valuation allowance for its deferred tax assets during the three-month period ending September 30, 2004. The performance of the analyses required to determine the valuation of these charges, in addition to the resignation of key accounting personnel in October 2004, has resulted in the Registrant needing additional time in which to file its Form 10-Q, as disclosed on the Registrant’s Form 12b-25 filed today with the Securities and Exchange Commission.

        As a result of the significant charges the Registrant expects to record during the three-month period ending September 30, 2004, the Registrant expects to report a significant net loss for the three-month and nine-month periods ended September 30, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date	November 10, 2004	By	/s/ Thomas J. Bresnan

Thomas J. Bresnan, Chief Executive Officer